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Exhibit 99
                                    Peritus Software Services, Inc.
                                    For Immediate Release


 PERITUS SOFTWARE SERVICES, INC.  ANNOUNCES THE RESIGNATION OF DOMINIC CHAN,
     THE APPOINTMENT OF JOHN GIORDANO AND DETAILS OF ITS STAFF REDUCTIONS


BILLERICA, MA.  April 2, 1999  Peritus Software Services, Inc.
(OTC: PTUS), a provider of solutions for software maintenance, today announced that Dominic Chan has resigned as President and Chief Executive Officer and as a
member of the Company's Board of Directors effective immediately.   Mr. Chan has
informed the Company that he intends to consider making an offer to the Company to purchase certain of the Company's assets. John Giordano, the Company's Chief Financial Officer, will assume the additional position of President and Chief Executive Officer.

The Company also reported that it is reducing its workforce by approximately
40 people. The reductions are concentrated in the areas of Sales, Marketing, and Year 2000 delivery. There are no reductions in the area of outsourcing service delivery. After the reductions, the Company will have limited Sales resources and limited Year 2000 resources outside of what is required to meet current support obligations. The restructuring charge associated with the reduction is estimated to be $ 250,000.

About Peritus

Founded in 1991, Peritus Software Services, Inc. is a provider of software maintenance outsourcing services. The Peritus Software Asset Maintenance (SAM) offerings enable organizations to transform the maintenance process into an efficient, cost-effective discipline that boosts productivity and performance. SAM offerings include customized services for software providers and information systems organizations. Peritus is headquartered in Billerica, MA. For more information, see the Peritus web site at http://www.peritus.com.

This press release may contain certain forward-looking statements, which involve risks and uncertainties. The Company's actual results may differ materially from the results discussed in such statements. Certain factors that could cause actual results to differ materially from those discussed in such forward-looking statements include the risks described in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, the Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, and
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other public filings made by Peritus with the Securities and Exchange
Commission, which factors are incorporated herein by reference.

Contact:  Ron Garabedian
      Director of Finance
      Peritus Software Services, Inc.
      978-670-2500
      Fax: 978-670-2060
      Internet: jgiordano@peritus.com
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Peritus is a registered trademark and Software Asset Maintenance is a service mark of Peritus Software Services, Inc.
Peritus Software Services, Inc.